EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of April 30, 2015, by and between Minerco Resources, Inc., a Nevada Corporation, with headquarters located at 800 Bering Drive, Suite 201, Houston, TX 77057 (the “Company”) and MSF International, Inc., a Corporation formed under the county of Belize, with an address at 15 2nd Avenue, Buttonwood Bay, Belize City, Belize (the “Dividend holder”).
WHEREAS:
A.     The Dividend holder accrued dividends on 212,000 shares of the Company’s Series B Preferred shares in the amount of One hundred fifty thousand nine hundred forty-three and 01/100 ($151,943.01) through April 30, 2015 from the Company.
B.    The Dividend holder desires to receive 15,195 shares of the Company’s Series B Preferred Stock in exchange for the accrued dividends in the amount One hundred fifty thousand nine hundred forty-three and 01/100 ($151,943.01) through April 30, 2015, with the number of shares of Series B Preferred Stock to be issued to be calculated by dividing the sum of principal amount, accrued and unpaid interest and other amounts on the Note by $10.00 (the “Stated Value” of the Company’s Series B Preferred Stock); and
D.     The exchange of the Dividends for the Series B Preferred Stock will be made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.    EXCHANGE.
1.1     Exchange. At the Closing, the Noteholder and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the accrued dividends on 212,000 shares of the Company’s Series B Preferred through April 30, 2015, in the amount of $151,943.01 accrued thereon for the 15,195 shares of Series B Preferred Stock (which number of shares of Series B Preferred Stock to be issued to be calculated by dividing the sum of principal amount, accrued and unpaid interest and other amounts on the Note by $10.00).
1.2     Closing. The issuance of the Series B Preferred Stock (the “Closing”) shall occur at the offices of Gracin & Marlow, LLP in New York, New York. The date and time of the Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Noteholder).
1.3     Consideration. The Series B Preferred Stock shall be issued to the Noteholder in exchange for the Note without the payment of any additional consideration.
1.4     Delivery. In exchange for the Note, within three (3) business days of receipt by the Company from the Noteholder (or its designee) of the original copy of the Note,, the Company shall deliver or cause to be delivered to the Noteholder the shares of Series B Preferred Stock being exchanged for the Note . As of the Closing Date, the Note shall be null and void and any and all rights arising thereunder shall be extinguished, including all dividend rights. The Noteholder undertakes to deliver or cause to be delivered the Note to the Company as soon as commercially practicable following the Closing
2.     COMPANY REPRESENTATIONS AND WARRANTIES.
The Company represents and warrants to the Noteholder that:
1.Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.Authorized Shares. The Company has authorized the issuance of the shares of Series B Preferred Stock and reserved for issuance, free from preemptive rights, shares of Common Stock equal to the number of shares into which the shares of Series B Preferred Stock convert (the “Underlying Shares”). The Underlying Shares have been duly authorized and, when issued upon conversion of the Series B Preferred Stock will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.
3.Securities Purchase Agreement. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.
4.Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Series B Preferred Stock, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company; (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound; (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment; or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. The Company is not in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

5.Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and exchange of the Series B Preferred Stock to the Noteholder as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.
6.
7.SEC Documents, Financial Statements. The Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d). The Company has not provided to the Noteholder any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year‑end audit adjustments).

3.     NOTEHOLDER REPRESENTATIONS AND WARRANTIES.
As a material inducement to the Company to enter into this Agreement and consummate the exchange contemplated hereby, the Noteholder represents, warrants and covenants with and to the Company as follows:
3.1    Authorization and Binding Obligation. The Noteholder has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement, and to receive the Series B Preferred Stock being issued to such Noteholder hereunder and thereunder. The execution, delivery and performance of this Agreement by such Noteholder and the consummation by such Noteholder of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, partnership or similar action on the part of such Noteholder and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered. This Agreement constitutes the legal, valid and binding obligations of the Noteholder, enforceable against the Noteholder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
3.2     Beneficial Owner. With respect to the Note (i) the Noteholder owns, good and marketable title to the Note, free and clear of any liens or encumbrances and the Note has not been pledged to any third party; (ii) the Note held by the Noteholder is not subject to any transfer restriction, other than the restriction that they have not been registered under the 1933 Act and, therefore, cannot be resold unless registered under the 1933 Act or in a transaction exempt from or not subject to the registration requirements of the 1933 Act; (iii) the Noteholder has not entered into any agreement or understanding with any person or entity to dispose of any of the Note or the dividends to be issued with respect to the Note; and (iv) at the Closing, the Noteholder will convey to the Company good and marketable title to the Note, free and clear of any security interests, liens, adverse claims, encumbrances, taxes or encumbrances.
3.3    Sale or Transfer. The Noteholder has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Note or any portion thereof.
3.4    Proceedings. No proceedings relating to the Note are pending or, to the knowledge of the Noteholder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Noteholder’s right and ability to surrender and exchange the Note.
3.5    Conveyance. The Noteholder has full legal and equitable title to the Note, free and clear of all liens, pledges or encumbrances of any kind, nature or description, with full and unrestricted legal power, authority and right to enter into this Agreement and to transfer and deliver the Note to the Company pursuant hereto, and upon delivery of the Note to the Company, Company will be the owner of the Note, free and clear of all liens, claims, pledges or encumbrances of any kind, nature or description. The exchange by the Noteholder and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Noteholder or the Company.
3.6    Action. The Noteholder has taken no action that would impair its ability to transfer the Note.
3.7    Tax Consequences. The Noteholder acknowledges that the exchange of the Note may involve tax consequences to the Noteholder and that this Agreement does not contain tax advice. The Noteholder acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of the Note. The Noteholder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the Note.
3.8     Reliance on Exemptions. The Noteholder understands that the shares of Series B Preferred Stock being issued in the exchange are being issued in reliance on specific exemptions from the registration requirements of United States federal and state securities laws provided by Section 3(a)(9) and that the Company is relying in part upon the truth and accuracy of, and the Noteholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Noteholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Noteholder to acquire the Series B Preferred Stock.
3.9     No Governmental Review. The Noteholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series B Preferred Stock or the fairness or suitability of the exchange with the Series B Preferred Stock nor have such authorities passed upon or endorsed the merits of the exchange of the Series B Preferred Stock.
3.10     No Conflicts. The execution, delivery and performance by the Noteholder of this Agreement and the consummation by the Noteholder of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Noteholder is a party or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Noteholder, except in the case of clause (i) or (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Noteholder to perform its obligations hereunder.
3.11     No Public Sale or Distribution. The Noteholder (i) is acquiring the Series B Preferred Stock and (ii) upon conversion of the Series B Preferred Stock, will acquire the Underlying Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act of 1933. The Noteholder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the shares of Series B Preferred Stock or the Underlying Shares, for its own account and not with a view towards, or for resale in connection with, the public sale of securities in violation of applicable securities laws.
3.12    Information. The Noteholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series B Preferred Stock which have been requested by the Noteholder. The Noteholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Noteholder understands that its exchange of the Series B Preferred Stock involves a high degree of risk. The Noteholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Series B Preferred Stock. .
3.13     Transfer or Resale. The Noteholder understands that: (i) the shares of Series B Preferred Stock have not been and are not being registered under the Securities Act of 1933 or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder; (B) the Noteholder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Noteholder, in a form reasonably acceptable to the Company, to the effect that the shares of Series B Preferred Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; or (C) the Noteholder provides the Company with reasonable assurance that the shares of Series B Preferred Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933 (or a successor rule thereto) (collectively, “Rule 144”) and (ii) any sale of the shares of Series B Preferred Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144.

4.	COVENANTS.
4.1 Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement. The Noteholder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.
4.2     Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock (without taking into account any limitations on the exercise of the Series B Preferred Stock).
4.3     Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Noteholder), a register for the Series B Preferred Stock in which the Company shall record the name and address of the person in whose name the Series B Preferred Stock have been issued (including the name and address of each transferee) and the number of Common Stock shares issuable upon conversion of the Series B Preferred Stock held by such person. The Company shall keep the register open and available, upon 24 hours prior written notice, during normal business hours for inspection of any Noteholder or its legal representatives.

5.     MISCELLANEOUS.
5.1     Legends. The Noteholder acknowledges that the certificate(s) representing the shares of Series B Preferred Stock shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR UNDER THE SECURITIES LAWS, RULES OR REGULATIONS OF ANY STATE; AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, RULES OR REGULATIONS OR AN EXEMPTION THEREFROM DEEMED ACCEPTABLE BY COUNSEL TO THE COMPANY.”
5.2     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.

5.3    Arbitration. Both parties shall resolve all disputes, controversies and differences which may arise between the parties, out of or in relation to or in connection with this Agreement, after discussion in good faith attempting to reach an amicable solution. Provided that such disputes, controversies and differences remain unsettled after discussion between the parties, both parties agree that those unsettled matter(s) shall be finally settled by arbitration in Texas in accordance with the latest Rules of the American Arbitration Association. Such arbitration shall be conducted by three arbitrators appointed as follows: each party will appoint one arbitrator and the appointed arbitrators shall appoint a third arbitrator. If within thirty (30) days after confirmation of the last appointed arbitrator, such arbitrators have failed to agree upon a chairman, then the chairman will be appointed by the American Arbitration Association. The decision of the tribunal shall be final and may not be appealed. The arbitral tribunal may, in its discretion award fees and costs as part of its award. Judgment on the arbitral award may be entered by any court of competent jurisdiction, including any court that has jurisdiction over either party or any of their assets. At the request of any party, the arbitration proceeding shall be conducted in the utmost secrecy subject to a requirement of law to disclose. In such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for inspection only by any party and by their attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy.
5.4     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re‑execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.
5.5     Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
5.6    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
5.7     Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Noteholder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Noteholder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Noteholder, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Noteholder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
5.8    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Minerco Resources, Inc.
800 Bering Drive, Suite 201
Houston, TX 77057

Attention: V. Scott Vanis

with a copy (for informational purposes only) to:

Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657
Attention: Leslie Marlow, Esq.

If to the Noteholder:
MSF International, Inc.
15 2nd Avenue, Buttonwood Bay
Belize City, Belize

with a copy (for informational purposes only) to: N/A

to its address and facsimile number set forth above, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication; (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission; or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
5.9     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series B Preferred Stock. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Noteholder. The Noteholder may assign some or all of its rights hereunder without the consent of the Company.
5.10    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.
IN WITNESS WHEREOF, the Noteholder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:
MINERCO RESOURCES, INC.
By:	___/s/ V. Scott Vanis______________
Name: V. Scott Vanis
Title: Chief Executive Officer

DIVDEND HOLDER: MSF INTERNATIONAL, INC

By: __/s/ Marco Mena_________________________
Name: Marco Mena
Title: President